EXHIBIT 5

              [LETTERHEAD OF BAKER, DONELSON, BEARMAN & CALDWELL]

                                  June 18, 1998

BankFirst Corporation
625 Market Street
P.O. Box 10
Knoxville, TN 37901-0010

      RE: Registration Statement on Form S-1 Relating to 1,840,000 Shares of Common Stock, Par Value $2.50 Per Share

Gentlemen:

      We have acted as your counsel in the preparation of a Registration Statement on Form S-1 (the "Registration Statement") filed by you with the Securities and Exchange Commission on June 18, 1998 covering 1,840,000 shares of $2.50 par value common stock ("Common Stock") of BankFirst Corporation (the "Company") to be sold by the Company to J.C. Bradford & Co. and Morgan Keegan & Company, Inc. (herein collectively referred to as the "Underwriters"), for public distribution pursuant to the underwriting agreement between the Company and the Underwriters, filed as exhibit to the Registration Statement.

      In so acting, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

      Based on the foregoing, we are of the opinion that the Common Stock, when issued and delivered in the manner and on the terms described in the Registration Statement (after the same is declared effective), will be duly and validly issued, fully paid and non-assessable.

BankFirst Corporation
June 18, 1998
Page 2


      We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           BAKER, DONELSON, BEARMAN & CALDWELL
                                           A Professional Corporation

                                           /s/  Robert G. McCullough
                                                --------------------------------
                                                Robert G. McCullough

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